EXHIBIT 99.1
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                   [Letterhead of Orient-Express Hotels Ltd.]

                                          September 18, 2007

STRICTLY CONFIDENTIAL
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Mr R K Krishna Kumar
Vice Chairman
The Indian Hotels Company Limited
The Taj Mahal Palace & Tower
Apollo Bunder
Mumbai 400 001
India


Dear Mr Kumar,

         I am in receipt of your letter of 14th September, 2007 addressed to our Chairman James Hurlock, and your recent filing, stating you and your affiliates are the beneficial owners of 4.3M class A common shares in Orient-Express Hotels.

         As you are a shareholder in Orient-Express Hotels, I am available to meet with you at a mutually convenient time.

         However, you should be aware that the Board of Directors of Orient-Express Hotels, after deliberation, does not wish to pursue the proposals mentioned in your letter. Accordingly, any meeting with you as shareholder would not include those proposals as topics for discussion.

Very truly yours,

/s/ Paul M White

Paul M White
President & CEO
Orient-Express Hotels


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Cc:  J B Hurlock
     Chairman
     Orient-Express Hotels